Exhibit 99.1

HCI Group Reports First Quarter 2024 Results

First Quarter Pre-Tax Income of $77.4 million

First Quarter Diluted EPS of $3.81

First Quarter Gross Loss Ratio of 31.1%

Tampa, Fla. – May 8, 2024 – HCI Group, Inc. (NYSE:HCI), a holding company with operations in homeowners insurance, information technology services, real estate, and reinsurance, reported pre-tax income of $77.4 million and net income of $57.0 million, or $3.81 diluted earnings per share, in the first quarter of 2024, compared with net income of $17.8 million, or $1.54 diluted earnings per share, in the first quarter of 2023.

Adjusted net income (a non-GAAP measure which excludes net unrealized gains or losses on equity securities) for the first quarter of 2024 was $55.0 million, or $3.65 diluted earnings per share compared with adjusted net income of $17.4 million, or $1.50 diluted earnings per share, in the first quarter of 2023. This press release includes an explanation of adjusted net income as well as a reconciliation to net income and earnings per share calculated in accordance with generally accepted accounting principles (known as “GAAP”).

Management Commentary

“The strong results in the first quarter further reinforce the power of the technology that we’ve built. We’ve successfully added a significant amount of premium with almost no added expense, and we’ve launched a new carrier,” said HCI Group Chairman and Chief Executive Officer Paresh Patel. “The opportunity for the future is to further leverage our technology platform.”

First Quarter 2024 Commentary

Consolidated gross premiums earned in the first quarter increased to $256.6 million from $180.1 million in the first quarter of 2023. Gross premiums earned in the first quarter of 2024 include $67.0 million of premium from the assumption of policies from Citizens Property Insurance Corporation.

Premiums ceded for reinsurance in the first quarter decreased to $68.1 million from $70.5 million in the first quarter of 2023. Premiums ceded represented 26.5% of gross premiums earned in the first quarter of 2024 compared with 39.2% in the first quarter of 2023. The decrease in reinsurance cost as a percentage of gross premiums earned was due in part to the timing of the large assumption of premiums assumed from Citizens.

Net investment income in the first quarter was $14.1 million compared with $17.7 million in the first quarter of 2023. Net investment income in the first three months of 2023 included a gain of $8.9 million from the sale of two real estate investment properties. Excluding the real estate gain in the prior year quarter, net investment income increased to $14.1 million from $8.8 million. The increase was primarily attributable to higher balances of fixed maturity securities and cash combined with higher yields.

Losses and loss adjustment expenses in the first quarter were $79.9 million compared with $60.6 million in the first quarter of 2023. The increase in loss expense was due to the growth in policy count and premiums. The gross loss ratio in the first quarter was 31.1% down from 33.6% in the first quarter of 2023.

Policy acquisition and other underwriting expenses in the first quarter decreased to $22.1 million from $22.7 million in the first quarter of 2023 and declined to 8.6% of gross premiums earned from 12.6%, due in part to lower commissions and lower policy acquisition expense related to the timing of the assumption of policies from Citizens.

General and administrative personnel expenses in the first quarter increased to $16.3 million from $13.5 million in the first quarter of 2023. The increase was primarily attributable to an increase in employee incentive bonus and merit increases, offset by a decrease in stock-based compensation expense. General and administrative personnel expenses represented 6.3% of gross premiums earned in the first quarter of 2024 down from 7.5% in the first quarter of 2023.

Conference Call

HCI Group will hold a conference call later today, May 8, 2024, to discuss these financial results. Chairman and Chief Executive Officer Paresh Patel, Chief Operating Officer Karin Coleman and Chief Financial Officer Mark Harmsworth will host the call starting at 4:45 p.m. Eastern time.

Interested parties can listen to the live presentation by dialing the listen-only number below or by clicking the webcast link available on the Investor Information section of the company's website at www.hcigroup.com.

Listen-only toll-free number: (888) 506-0062

Listen-only international number: (973) 528-0011

Entry Code: 682325

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

A replay of the call will be available by telephone after 8:00 p.m. Eastern time on the same day as the call and via the Investor Information section of the HCI Group website at www.hcigroup.com through May 8, 2025.

Toll-free replay number: (877) 481-4010

International replay number: (919) 882-2331

Replay ID: 50356

About HCI Group, Inc.

HCI Group, Inc. owns subsidiaries engaged in diverse, yet complementary business activities, including homeowners insurance, information technology services, insurance management, real estate, and reinsurance. HCI’s leading insurance operation, TypTap Insurance Company, is a technology-driven homeowners insurance company. TypTap’s operations are powered in large part by insurance-related information technology developed by HCI’s software subsidiary, Exzeo USA, Inc. HCI’s largest subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc., provides homeowners insurance primarily in Florida. HCI’s real estate subsidiary, Greenleaf Capital, LLC, owns and operates multiple properties in Florida, including office buildings, retail centers and marinas.

The company's common shares trade on the New York Stock Exchange under the ticker symbol "HCI" and are included in the Russell 2000 and S&P SmallCap 600 Index. HCI Group, Inc. regularly publishes financial and other information in the Investor Information section of the company’s website. For more information about HCI Group and its subsidiaries, visit www.hcigroup.com.

Forward-Looking Statements

This news release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "estimate," "expect," "intend," "plan," "confident," "prospects" and "project" and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to various risks and uncertainties. For example, the estimation of reserves for losses and loss adjustment expenses is an inherently imprecise process involving many assumptions and considerable management judgment. Some of these risks and uncertainties are identified in the company's filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company's business, financial condition and results of operations. HCI Group, Inc. disclaims all obligations to update any forward-looking statements.

Company Contact:

Bill Broomall, CFA

Investor Relations

HCI Group, Inc.

Tel (813) 776-1012

wbroomall@typtap.com

Investor Relations Contact:

Matt Glover

Gateway Group, Inc.

Tel (949) 574-3860

HCI@gatewayir.com

- Tables to follow -

HCI GROUP, INC. AND SUBSIDIARIES

Selected Financial Metrics

(Dollar amounts in thousands, except per share amounts)

	Q1 2024	Q1 2023	FY 2023
	(Unaudited)	(Unaudited)
Insurance Operations
Gross Written Premiums:
Homeowners Choice	$91,875	$85,153	$535,070
TypTap Insurance Company	143,624	114,701	363,552
Condo Owners Reciprocal Exchange	19,487	-	-
Total Gross Written Premiums	254,986	199,854	898,622

Gross Premiums Earned:
Homeowners Choice	149,271	92,456	417,202
TypTap Insurance Company	103,748	87,612	348,310
Condo Owners Reciprocal Exchange	3,625	-	-
Total Gross Premiums Earned	256,644	180,068	765,512

Gross Premiums Earned Loss Ratio	31.1%	33.6%	33.3%

Per Share Metrics
GAAP Diluted EPS	$3.81	$1.54	$7.62
Non-GAAP Adjusted Diluted EPS	$3.65	$1.50	$7.41

Dividends per share	$0.40	$0.40	$1.60

Book value per share at the end of period	$38.50	$20.97	$33.36

Shares outstanding at the end of period	10,276,463	8,596,673	9,738,183

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollar amounts in thousands)

	March 31, 2024	December 31, 2023
	(Unaudited)
Assets
Fixed-maturity securities, available for sale, at fair value (amortized cost: $475,170 and $387,687, respectively and allowance for credit losses: $0 and $0, respectively)	$470,805	$383,238
Equity securities, at fair value (cost: $47,852 and $44,011, respectively)	52,013	45,537
Limited partnership investments	24,015	23,583
Real estate investments	69,096	67,893
Total investments	615,929	520,251

Cash and cash equivalents	655,384	536,478
Restricted cash	3,303	3,287
Receivable from maturities of fixed-maturity securities	—	91,085
Accrued interest and dividends receivable	4,052	3,507
Income taxes receivable	651	—
Deferred income taxes, net	—	512
Premiums receivable, net (allowance: $3,443 and $3,152, respectively)	43,291	38,037
Assumed premium receivable	—	19,954
Prepaid reinsurance premiums	34,125	86,232
Reinsurance recoverable, net of allowance for credit losses:
Paid losses and loss adjustment expenses (allowance: $0 and $0, respectively)	25,452	19,690
Unpaid losses and loss adjustment expenses (allowance: $69 and $118, respectively)	305,218	330,604
Deferred policy acquisition costs	45,152	42,910
Property and equipment, net	29,314	29,251
Right-of-use-assets - operating leases	1,352	1,407
Intangible assets, net	7,046	7,659
Funds withheld for assumed business	14,181	30,087
Other assets	57,184	50,365

Total assets	$1,841,634	$1,811,316

Liabilities and Equity
Losses and loss adjustment expenses	$578,712	$585,073
Unearned premiums	499,499	501,157
Advance premiums	26,518	15,895
Reinsurance payable on paid losses and loss adjustment expenses	—	3,145
Ceded reinsurance premiums payable	10,693	8,921
Assumed premiums payable	2,681	850
Accrued expenses	24,699	19,722
Income tax payable	23,184	7,702
Deferred income taxes, net	5,113	—
Revolving credit facility	50,000	—
Long-term debt	184,744	208,495
Lease liabilities - operating leases	1,357	1,408
Other liabilities	36,564	35,623

Total liabilities	1,443,764	1,387,991

Commitments and contingencies
Redeemable noncontrolling interest	—	96,160

Equity:
Common stock, (no par value, 40,000,000 shares authorized, 10,276,463 and 9,738,183 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively)	—	—
Additional paid-in capital	116,728	89,568
Retained income	282,056	238,438
Accumulated other comprehensive loss, net of taxes	(3,102)	(3,163)
Total stockholders' equity	395,682	324,843
Noncontrolling interests	2,188	2,322
Total equity	397,870	327,165

Total liabilities, redeemable noncontrolling interest, and equity	$1,841,634	$1,811,316

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(Dollar amounts in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2024	2023
Revenue

Gross premiums earned	$256,644	$180,068
Premiums ceded	(68,106)	(70,509)

Net premiums earned	188,538	109,559

Net investment income	14,067	17,715
Net realized investment losses	—	(1,149)
Net unrealized investment gains	2,635	529
Policy fee income	1,019	1,090
Other	355	1,285

Total revenue	206,614	129,029

Expenses

Losses and loss adjustment expenses	79,922	60,565
Policy acquisition and other underwriting expenses	22,139	22,720
General and administrative personnel expenses	16,274	13,502
Interest expense	3,149	2,801
Other operating expenses	7,700	6,305

Total expenses	129,184	105,893

Income before income taxes	77,430	23,136

Income tax expense	20,474	5,343

Net income	$56,956	$17,793
Net income attributable to redeemable noncontrolling interest	(10,149)	(2,324)
Net loss (income) attributable to noncontrolling interests	804	(131)

Net income after noncontrolling interests	$47,611	$15,338

Basic earnings per share	$4.76	$1.78

Diluted earnings per share	$3.81	$1.54

Dividends per share	$0.40	$0.40

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of basic and diluted earnings per common share calculated in accordance with GAAP is presented below.

	Three Months Ended			Three Months Ended
GAAP	March 31, 2024			March 31, 2023
	Income	Shares (a)	Per Share	Income	Shares (a)	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Net income	$56,956			$17,793
Less: Net income attributable to redeemable noncontrolling interest	(10,149)			(2,324)
Less: Net loss (income) attributable to noncontrolling interests	804			(131)
Net income attributable to HCI	47,611			15,338
Less: Income attributable to participating securities	(1,218)			(564)
Basic Earnings Per Share:
Income allocated to common stockholders	46,393	9,751	$4.76	14,774	8,278	$1.78

Effect of Dilutive Securities:
Stock options	—	280		—	45
Convertible senior notes	1,640	2,282		1,921	2,537
Warrants	—	305		—	—

Diluted Earnings Per Share:
Income available to common stockholders and assumed conversions	$48,033	12,618	$3.81	$16,695	10,860	$1.54

(a) Shares in thousands.
*For the three months ended March 31, 2023, warrants were excluded due to anti-dilutive effect

Non-GAAP Financial Measures

Adjusted net income is a Non-GAAP financial measure that removes from net income of HCI's portion of the effect of unrealized gains or losses on equity securities required to be included in results of operations in accordance with Accounting Standards Codification 321. HCI Group believes net income without the effect of volatility in equity prices more accurately depicts operating results. This financial measurement is not recognized in accordance with accounting principles generally accepted in the United States of America ("GAAP") and should not be viewed as an alternative to GAAP measures of performance. A reconciliation of GAAP Net income to Non-GAAP Adjusted net income and GAAP diluted earnings per share to Non-GAAP Adjusted diluted earnings per share is provided below.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

	Three Months Ended	Three Months Ended
	March 31, 2024	March 31, 2023
GAAP Net income	$56,956	$17,793
Net unrealized investment gains	$(2,635)	$(529)
Less: Tax effect at 25.041% (Q1 2024) & 25.345% (Q1 2023)	$660	$134
Net adjustment to Net income	$(1,975)	$(395)
Non-GAAP Adjusted Net income	$54,981	$17,398

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of the basic and diluted earnings per common share calculated with the Non-GAAP financial measure Adjusted net income is presented below.

	Three Months Ended			Three Months Ended
Non-GAAP	March 31, 2024			March 31, 2023
	Income	Shares (a)	Per Share	Income	Shares (a)	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Adjusted net income (non-GAAP)	$54,981			$17,398
Less: Net income attributable to redeemable noncontrolling interest	(10,149)			$(2,324)
Less: Net loss (income) attributable to noncontrolling interests	815			(127)
Net income attributable to HCI	45,647			14,947
Less: Income attributable to participating securities	(1,168)			(550)

Basic Earnings Per Share before unrealized gains/losses on equity securities:
Income allocated to common stockholders	44,479	9,751	$4.56	14,397	8,278	$1.74

Effect of Dilutive Securities:
Stock options	—	280		—	45
Convertible senior notes	1,640	2,282		1,921	2,537
Warrants	—	305		—	—

Diluted Earnings Per Share before unrealized gains/losses on equity securities:
Income available to common stockholders and assumed conversions	$46,119	$12,618	$3.65	$16,318	$10,860	$1.50

(a) Shares in thousands.
*For the three months ended March 31, 2023, warrants were excluded due to anti-dilutive effect

Reconciliation of GAAP Diluted EPS to Non-GAAP Adjusted Diluted EPS

	Three Months Ended	Three Months Ended
	March 31, 2024	March 31, 2023
GAAP diluted Earnings Per Share	$3.81	$1.54
Net unrealized investment gains	$(0.21)	$(0.05)
Less: Tax effect at 25.041% (Q1 2024) & 25.345% (Q1 2023)	$0.05	$0.01
Net adjustment to GAAP diluted EPS	$(0.16)	$(0.04)
Non-GAAP Adjusted diluted EPS	$3.65	$1.50